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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

AMENDMENT 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003

THE MILLS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1—12994 (Commission File Number)	52-1802283 (I.R.S. Employer Identification No.)

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (703) 526-5000

(Former name or former address, if changed since last report)

Not Applicable

Item 2. Acquisition or Disposition of Assets

        On June 30, 2003, The Mills Corporation (the "Company") through The Mills Limited Partnership completed the acquisition of the Del Amo Fashion Center and certain associated properties (the "Del Amo Properties"), from The Torrance Company, Carson-Madrona Co., and a family trust. The property contains approximately 2.5 million square feet of gross leasable area including approximately 785,000 square feet of anchor-owned space. The Del Amo Properties are located in the South Bay submarket of Los Angeles, CA. The Del Amo properties, purchased for approximately $442.0 million excluding closing costs, were financed with a $316.0 million mortgage loan and cash consideration of approximately $126.0 million. The mortgage loan was obtained from Archon Financial, L.P. and is secured by the Del Amo Properties. The interest rate on the mortgage loan is variable with an initial rate of LIBOR plus 240 basis points. The loan matures in 2006 and has two one-year extension options.

Acquisition Financing

        The Company financed the cost of the Del Amo Properties acquisition from new mortgage financing and from a portion of the cash proceeds received from the preferred equity offerings as detailed below:

Financing	Date Closed	Number of Shares	Net Cash Amount
Sales of Series E Cumulative Redeemable Preferred Stock	5/5/03	6,440,000	$155,554,000
New Mortgage Financing	6/30/03	N/A	$316,000,000

Item 7. Financial Statements, ProForma Financial Information and Exhibits

  (a)
  Financial statements of business acquired: See Exhibit 99.1

  (3)
  Financial Statements specified by Rule 3-14 of Regulation S-X

  (b)
  Pro Forma financial information: See Exhibit 99.2

  (c)
  Exhibits:

Exhibit Name
23	Consent of Independent Auditors.
99.1	Statement of Certain Revenues and Certain Operating Expenses and Notes.
99.2	Unaudited Pro Forma Consolidated Financial Information.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2003	THE MILLS CORPORATION
	By:	/s/ MARY JANE MORROW
Mary Jane Morrow Executive Vice President and Chief Financial Officer Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Document
23	Consent of Independent Auditors.
99.1	Statement of Certain Revenues and Certain Operating Expenses and Notes.
99.2	Unaudited Pro Forma Consolidated Financial Information.

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SIGNATURE
EXHIBIT INDEX